                                  EXHIBIT A (2)

                      GEN-NET REALTY UNIT INVESTMENT TRUST
                           CORPORATE-GOVERNMENT SERIES
                      AMENDED AND RESTATED TRUST AGREEMENT

                                                                     4/28/00

                      GEN-NET REALTY UNIT INVESTMENT TRUST
                          CORPORATE-GOVERNMENT SERIES
                              AMENDED AND RESTATED
                                TRUST AGREEMENT

                          Dated as of ___________, 2000


This Amended and Restated Trust Agreement (this "Agreement") between Genesis Financial Group, Inc., a Michigan corporation ("Depositor-Sponsor"), and Citizens First Savings Bank as trustee (Trustee"), sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Gen-Net Realty Unit Investment Trust, Corporate-Government Series, Standard Terms and Conditions of Trust, Effective: ___________, 2000" (hereinafter called the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument, all of which amends and restates in full the Trust Agreement for the Gen-Net Realty Unit Investment Trust entered into as of April 1, 2000 between the Depositor-Sponsor as settlor and Gregory S.
Barton as initial trustee. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:
In consideration of the premises and of the mutual agreements herein contained, the Depositor-Sponsor and the Trustee agree as follows:


                                     PART I
                     STANDARD TERMS AND CONDITIONS OF TRUST

Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though such provisions had been set forth in full in this instrument.

                                    PART II
                     SPECIAL TERMS AND CONDITIONS OF TRUST

The following special terms and conditions are hereby agreed to:

1. The Securities defined in Section 1.1(x), listed in Schedule A hereto, shall be deposited in trust under this Trust Agreement, by the Depositor-Sponsor.


2. The fractional undivided interest in and ownership of the Trust Fund represented by each Unit shall fluctuate in accordance with the number of Units issued and outstanding. As Units are issued or redeemed, the denominator will increase or decrease respectively.

3. The Initial Date of Deposit shall mean the date upon which Securities are first deposited with the Trustee pursuant to this Agreement by the Depositor-Sponsor.

4.   The Mandatory Termination Date for this Agreement shall be June 30, 2005.

5. The compensation of the Trustee pursuant to Section 7.4 shall be as set forth in the Exhibit A, attached hereto and incorporated herein by reference.

6. Depositor-Sponsor shall grant to Trustee a an assignment of rents from the Depositor-Sponsor to the Trustee, said assignment of rents being included among the Securities, together with a properly filed UCC Assignment of Rents.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Trust Agreement as of the date first written above.



GENESIS FINANCIAL GROUP, INC.              CITIZENS FIRST SAVINGS BANK
Depositor-Sponsor                               Trustee


By:                                        By:
    ------------------------------              -----------------------------
Its:                                       Its:
    ------------------------------              -----------------------------

                         SCHEDULE A TO TRUST AGREEMENT

                      GEN-NET REALTY UNIT INVESTMENT TRUST
                          CORPORATE-GOVERNMENT SERIES

The following securities are qualified for depositing into the Trust.


1. Assignments of Rents which comply with the terms and conditions applicable to qualifying assignments of rents as set forth in the Gen-Net Realty Unit Investment Prospectus dated ___________, 2000.

2. The Trust may invest short-term Treasury securities, short-term corporate bonds rated B+ or better, short term state-issued obligations, and uninsured money market funds.


                         EXHIBIT A TO TRUST AGREEMENT

                               TRUSTEE'S FEES


Initial Set-up Fee                            $
Mailings per Unitholder, excluding postage
Account Annual Fee
Trustee Fee                                      BP

                      GEN-NET REALTY UNIT INVESTMENT TRUST
                          CORPORATE-GOVERNMENT SERIES

                     STANDARD TERMS AND CONDITIONS OF TRUST

                          EFFECTIVE: ___________, 2000

                                    BETWEEN

                         GENESIS FINANCIAL GROUP, INC.
                               DEPOSITOR-SPONSOR

                                      AND

                           CITIZENS FIRST SAVINGS BANK
                                    TRUSTEE

                               TABLE OF CONTENTS
                     STANDARD TERMS AND CONDITIONS OF TRUST

                                                                           Page
                                                                           ----
ARTICLE I ....................................................................3
  SECTION 1.1 DEFINITIONS ....................................................3
ARTICLE II ...................................................................7
  Section 2.1 Application of Offering Proceds ................................
  Section 2.1 Deposit of Securities ..........................................7
  Section 2.2 Acceptance of Trust ............................................8
  Section 2.3 Recording of Units .............................................8
  Section 2.4 Form of Unit Certificates ......................................9
  Section 2.5 Separate Trust .................................................9
ARTICLE III .................................................................10
  Section 3.1 Initial Cost ..................................................10
  Section 3.2 Income Account ................................................10
  Section 3.3 Capital Account ...............................................10
  Section 3.4 Reserve Account ...............................................10
  SECTION 3.5 DEDUCTIONS AND DISTRIBUTIONS ..................................11
  Section 3.6 Distribution Statements .......................................12
  Section 3.7 Sale of Securities ............................................14
  Section 3.8 Counsel .......................................................15
  Section 3.9 Liability of Depositor-Sponsor ................................15
  Section 3.10 Notice to Depositor-Sponsor ..................................16
ARTICLE IV ..................................................................16
  Section 4.1 Evaluation of Securities ......................................16
  Section 4.2 Information for Unitholders ...................................16
  Section 4.3 Liability of Depositor-Sponsor in Making Evaluation ...........17
ARTICLE V ...................................................................17
  Section 5.1 Trust Evaluation ..............................................17
  Section 5.2 Liability of Depositor-Sponsor Regarding Trust Fund Evaluatn...17
  Section 5.3 Redemption of Units............................................18
  Section 5.4 Transfer or Interchange of Units...............................19
  Section 5.5 Unit Certificates Mutilated, Destroyed, Stolen or Lost ........20
ARTICLE VI ..................................................................20
  Section 6.1 Representations of Depositor-Sponsor ..........................20
ARTICLE VII .................................................................21
  Section 7.1 General Definition of Trustee's Liabilities, Rights and Duts...21
  Section 7.2 Books, Records and Reports ....................................24
  Section 7.3 Indenture and List of Securities on File ......................24
  Section 7.4 Compensation ..................................................25
  Section 7.5 Removal and Resignation of Trustee; Successor .................25


                                      -i-

ARTICLE VIII .................................................................27
  Section 8.1 Beneficiaries of Trust .........................................27
  Section 8.2 Rights, Terms and Conditions ...................................27
ARTICLE IX ...................................................................28
  Section 9.1 Events of Default ..............................................28
ARTICLE X ....................................................................29
  Section 10.1 Amendments ....................................................29
  Section 10.2 Termination; Repurchase of Securities; Failure to Repurchas....30
  Section 10.3 Construction ..................................................32
  Section 10.4 Written Notice ................................................32
  Section 10.5 Severability ..................................................33
  Section 10.6 Dissolution of Sponsor Not to Terminate .......................33

                      GEN-NET REALTY UNIT INVESTMENT TRUST
                           CORPORATE-GOVERNMENT SERIES

                     STANDARD TERMS AND CONDITIONS OF TRUST

     These Standard Terms and Conditions of Trust, effective __________, 2000, are executed by GENESIS FINANCIAL GROUP, INC., a Michigan corporation, as Depositor-Sponsor ("Depositor-Sponsor"), and CITIZENS FIRST SAVINGS BANK as trustee ("Trustee"), and shall be applicable to the Gen-Net Realty Unit Investment Trust, Corporate-Government Series.


                                WITNESSETH THAT:


     In consideration of the premises and of the mutual agreements herein contained, the Depositor-Sponsor and the Trustee agree as follows:

                                  INTRODUCTION

     Standard Terms and Conditions of Trust.

     WHEREAS, the form of the Unit Certificate(s) in the Trust shall be substantially as follows:

     THE SECURITIES REPRESENTED BY THIS UNIT CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAW OF ANY STATE. NEITHER THESE SECURITIES NOR ANY INTEREST IN THEM MAY BE SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY ARE SO REGISTERED OR ANY EXEMPTION FROM SUCH REGISTRATION IS OBTAINED BY THE UNITHOLDER.

                         UNIT CERTIFICATE OF OWNERSHIP
                      Evidencing an Undivided Interest In

                     GEN-NET REALTY UNIT INVESTMENT TRUST,
                          CORPORATE-GOVERNMENT SERIES


     THIS IS TO CERTIFY THAT ____________________, is the owner and holder of this Unit Certificate evidencing the ownership of a fractional undivided interest in the above-named Trust created pursuant to the Indenture, a copy of which is available at the office of the Trustee. This Unit Certificate is issued under and is subject to the terms, provisions and conditions of the Indenture to which the holder of this Unit Certificate by virtue of the acceptance hereof assents and is bound, a summary of which Indenture is contained in the Prospectus dated _______________, 2000, related to the Trust. Subject to the restrictions on transfer contained in the Indenture, this Unit Certificate is transferable and interchangeable by the owner in person or by his duly authorized attorney at the Trustee's office upon surrender of this Unit Certificate properly endorsed or accompanied by a written instrument of transfer and any other documents that the Trustee may require for transfer, in form satisfactory to the Trustee, and payments of the fees and expenses provided in the Indenture.


     Witness the facsimile signature of the Depositor-Sponsor and the manual signature of an authorized signatory of the Trustee.

DATED:
      ________________________

Depositor-Sponsor                               Trustee

GENESIS FINANCIAL GROUP, INC.              CITIZENS FIRST SAVINGS BANK


By:                                        By:
    ------------------------------              -----------------------------
Its:                                       Its:
    ------------------------------              -----------------------------

UNITS OF THE TRUST ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, CITIZENS FIRST SAVINGS BANK OR ANY OTHER BANK AND ARE NOT FEDERALLY INSURED OR OTHERWISE PROTECTED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY AGENCY.

                        (FORM OF ASSIGNMENT AS PROVIDED
                          ON BACK OF UNIT CERTIFICATE)

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM    -    as tenants in common
TEN ENT    -    as tenants by the entireties
JT TEN     -    as joint tenants with right of survivorship
UNIF GIFT MIN ACT    _______        Custodian    __________
                     (Cust)                        (Minor)

Under Uniform Gifts to Minors Act


-----------------------------------------------
State

    ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

For Value Received, I ________________, ____ Units represented
_______________ "Assignee") whose social security or other identifying number further hereby irrevocably constitute and appoint lawful attorney-in-fact, to transfer said Units on the and substitution in the premises.

-----------------------------------------------
Name of Assignor

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.


SIGNATURES GUARANTEED BY:


-----------------------------------------------
Firm or Bank


-----------------------------------------------
Authorized Signature

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor-Sponsor and the Trustee agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. Whenever used in this Indenture the following words and phrases, unless the context clearly indicates otherwise, shall have the following meanings:

     (a) "Affiliate" means (i) any entity which, directly or indirectly, is controlled by the Depositor-Sponsor or in which the Depositor-Sponsor has an interest; (ii) any individual related by blood or marriage to the Depositor-Sponsor, (iii) any trust created for the benefit of any person named in clauses (i) or (ii) hereof; and (iv) any officer, director, trustee, or employee of any corporation, trust, partnership of other entity controlling, controlled by or under common control with the Depositor-Sponsor.

     (b) "Aggregate Number of Units" shall mean the number of Units to be issued pursuant to the Trust Agreement with respect to Securities or additional Securities deposited with the Trustee. As of the Initial Date of Deposit, the Aggregate Number of Units shall be 165.

     (c) "Assignment of Rents" shall mean an assignment to the Trust of all or a portion of the net income due to the Depositor-Sponsor acting as the lessor under the lease between the Depositor-Sponsor, and a qualifying lessee of real property, said assignment, lease, real property and lessee each having satisfied applicable conditions and requirements set forth in a Prospectus dated ____________, 2000, filed in connection with the offering of Units to the public by the Depositor-Sponsor.

     (d) "Business Day" shall mean any day that is not a Saturday, Sunday or a public holiday under the laws of the State of Michigan.

     (e)    "Capital Account" shall have the meaning given to it in Section 3.3.

     (f) "Capital Account Distribution Date" shall have the meaning assigned to it in the Prospectus.

     (g) "Capital Account Record Date" shall have the meaning assigned to it in the Prospectus.

     (h) "Depositor-Sponsor" shall mean Genesis Financial Group, Inc., a Michigan corporation, and its successors in interest and any substitute appointed pursuant to the terms of the Indenture.

     (i)    "Evaluation" shall have the meaning given to it in Section 4.1 (b).

     (j)    "Evaluation Time" shall have the meaning given to it in Section
4.1(a).

     (k)    "Fund" shall have the meaning stated under "Trust Fund" below.

     (l)    "Income Account" shall have the meaning given to it in Section 3.2.

     (m) "Income Distribution" shall have the meaning given to it in Section 3.5(b)(ii).

     (n) "Income Distribution Date" shall have the meaning assigned to it in the Prospectus.

     (o) "Income Distribution Record Date" shall have the meaning assigned to it in the Prospectus.

     (p) "Indenture" shall mean these Standard Terms and Conditions of Trust as originally executed or, if amended as hereinafter provided, as so amended, together with the Trust Agreement.

     (q) "Initial Date of Deposit" shall have the meaning assigned to it in the Trust Agreement.

     (r) "Mandatory Termination Date" shall be the date so specified in Part II item 4 of the Trust Agreement.

     (s) "Offering Price" shall have the meaning assigned to it in the Prospectus.

     (t) "Offering" shall mean that offer of Units by the Prospectus commencing not sooner than the effective date of the registration statement accompanying said Prospectus for the jurisdiction in which the offer is to be made.

     (u) "Prospectus" shall mean the Prospectus and any amendments or supplements thereto as filed as part of a registration statement for the offering of the Units as declared effective by the Securities and Exchange Commission on __________, 2000, relating to the Trust Fund, as it may be amended hereafter.

     (v)    "Redemption Value" shall be the amount computed in Section 5.3.

     (w)    "Reserve Account" shall have the meaning given to it in Section 3.4.

     (x) "Securities" shall mean the Assignments of Rents short-term and Treasury securities, short-term corporate bonds rated B+ or better, short-term state issued obligations, and uninsured money-market funds. The Securities, when deposited in the Trust, shall be listed in Schedule A to the Trust Agreement.

     (y) "Supplemental Indenture" shall mean an amendment or supplement to the Indenture pursuant to Section 2.3(a) for the purpose of depositing additional Securities in the Trust Fund and issuing additional Units.

     (z)    "Termination Price" shall equal the amount computed pursuant to
Section 10.2.

     (aa) "Trustee" shall mean the entity designated in the Trust Agreement or any successor trustee appointed as hereinafter provided.

     (bb) "Trust" shall mean the separate trust created by this Indenture, together with the fund of the Securities constituting the portfolio which is listed in the Schedule attached to the Trust Agreement.

     (cc) "Trust Agreement" shall mean the Trust Agreement for the particular series of the Fund into which these Standard Terms and Conditions are incorporated.

     (dd)   "Trust Evaluation" shall have the meaning given to it in Section
5.1.

     (ee)   "Trust Evaluation Time" shall have the meaning given to it in
Section 5.1.

     (ff) "Trust Fund" or "Fund" shall mean the enterprise created by the Trust Agreement, which shall consist of the Securities held pursuant and subject to the Indenture, together with all undistributed income or other amounts received or accrued thereon, any undistributed cash held in the Income and Capital Accounts or otherwise realized from the sale, redemption, liquidation or maturity of any of the Securities. Such amounts as may be on deposit in the Reserve Account as hereinafter established shall be excluded from the Trust Fund.

     (gg)   "Trust Fund Evaluation" shall equal the amount computed under
Section 5.1.

     (hh) "Unit" shall mean the fractional undivided interest in and ownership of the Trust which shall be priced at an amount as set forth in the Prospectus, said undivided interest being a fraction, the numerator of which is one and the denominator of which is (1) the number of Units distributed pursuant to the offering described in the Prospectus increased by (2) the number of any additional Units issued pursuant to Section 2.3 hereof and decreased by (3) the number of any Units redeemed as provided in Section 5.3 hereof. Whenever reference is made herein to the "interest" of a Unitholder in the Trust or in the Income and Capital Accounts, it shall mean the total fractional undivided interest represented by the number of Units held of record by such Unitholder.

     (ii) "Unitholder" shall mean the registered holder of any Unit, whether or not in certificated form, as recorded on the registration books of the Depositor-Sponsor.

     (jj) "Unit Certificate" shall mean a certificate executed by the Trustee and the Depositor-Sponsor evidencing ownership of an undivided fractional interest in the Trust.

     Words importing singular number shall include the plural number in each case and vice versa, and words importing persons shall include corporations and associations, as well as natural persons. The words "herein," "hereby," "herewith," "hereof," "hereinafter," "hereunder," "hereinabove," "hereafter," "heretofore," and similar words or phrases of reference and association shall refer to this Indenture in its entirety.

                                   ARTICLE II
                  DEPOSIT OF SECURITIES; ACCEPTANCE OF TRUST;
                     FORM AND ISSUANCE OF UNIT CERTIFICATES

SECTION 2.1 DEPOSITOR-SPONSORS CAPITAL; APPLICATION OF OFFERING PROCEEDS.

     (a) The Depositor-Sponsor shall either (1) contribute to the Trust the funds required to pay for the organizational costs of the Trust and for the preparation and registration of the offering of the Units in the Trust or (2) the Depositor-Sponsor shall pay said costs directly or on behalf of the Trust without reimbursement by the Trust. In either event, the aggregate amount either contributed by the Trust or paid directly by the Trust shall not be less than One Hundred Thousand Dollars ($100,000.00). This amount is the Depositor-Sponsor's capital in the Trust. The Depositor-Sponsor's capital shall not receive distributions from the Trust and, upon termination and liquidation of the Trust, the recovery of the Depositor-Sponsor's capital, if any, shall be subordinated to the payments due the Unitholders pursuant to Section 10.2(c) herein.

     (b) The Depositor-Sponsor shall receive and apply the net proceeds from the Offering, first, to the acquisition of leased real property meeting the characteristics described in the Prospectus from which Assignment(s) of Rents can be made by the Depositor-Sponsor to the Trustee, and thereafter any remaining net proceeds will be applied by the Depositor-Sponsor to the acquisition of other Securities for deposit with the Trustee.

     Notwithstanding anything herein to the contrary, the Depositor-Sponsor shall not acquire said leased property or Securities for deposit with the Trustee using the net proceeds from the Offering if, after doing so, a specific Assignment of Rent or other Securities will represent more than twenty-five percent (25%) of the Trust assets or represents an interest in leased property owned by an affiliate of the Depositor-Sponsor as by the Depositor-Sponsor itself for the benefit of an affiliate.

     SECTION 2.2 DEPOSIT OF SECURITIES.


     (a) The Depositor-Sponsor, commencing with the Initial Date of Deposit shall deposit with the Trustee in trust the Assignment(s) of Rents and/or, if held by the Depositor-Sponsor, one or more of the Securities listed in Schedule A to the Trust

Agreement, by delivering in bearer form or duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form the Assignment(s) of Rents and the Securities, if applicable, to be held and applied by the Trustee as herein provided.

     (b) From time to time after the Initial Date of Deposit, the Depositor-Sponsor is hereby authorized, in its discretion, to assign, convey to and deposit with the Trustee additional Securities duly endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, to be held and applied by the Trustee as herein provided.

     (c) In connection with the deposit with the Trustee (pursuant to Section 2.1(a) or additional deposit (pursuant to Section 2.1(b)) of Securities, Depositor-Sponsor shall provide to Trustee evidence satisfactory to Trustee of Depositor-Sponsor's ownership and/or rights in the Securities (including unbroken chain of title, where applicable), and shall grant to Trustee a lien against each real property to which an Assignment of Rents applies. Trustee hereby delegates to the Depositor-Sponsor the right to exercise voting rights pertaining to the Securities and Depositor-Sponsor assumes all liabilities associated with the exercise or non-exercise of said voting rights.

     SECTION 2.3 ACCEPTANCE OF TRUST. The Trustee hereby declares that it shall perform the duties herein for the use and benefit of the Unitholders, subject to the terms and conditions of this Indenture.

     SECTION 2.4 RECORDING OF UNITS.

     (a) The Trustee shall accept the deposit by the Depositor-Sponsor of the Securities listed in Schedule A to the Trust Agreement and referred to in
Section 2.1 hereof. Simultaneously with the receipt of said deposit, the Trustee shall record on its books the ownership and number of Units of the Trust of each Unitholder from which the net proceeds of the Offering were used to purchase the Securities so deposited in Trust from information provided to the Trustee from the Depositor-Sponsor in conjunction with the deposit of the Securities. The recording in its books by the Trustee of the ownership and number of Units held based on information supplied to it by the Depositor-Sponsor shall constitute authentication of the Unitholder's interest in the Trust and the Unitholder's rights hereunder. The Trustee hereby agrees that on the date of any Supplemental Indenture and deposit of additional Securities it shall acknowledge that the additional Securities identified therein have been deposited with it by recording on its books the ownership, by the person or persons as may be indicated by the Depositor-Sponsor, of the aggregate number of Units to be issued in respect of such additional Securities so deposited, and shall, if so requested, execute a Unit Certificate or Unit Certificates substantially in the form set forth below representing the ownership of an aggregate number of those Units.

     (b)    Delivery of Unit Certificates requested is normally made three
(3) business days following receipt of a written request provided the minimum number of Units have been subscribed and the proceeds from the Offering have been released to the Depositor-Sponsor. Unit Certificates are transferable by presentation and surrender to the Trustee properly endorsed or accompanied by a written instrument or instruments of transfer. A Unit Certificate holder must sign exactly as his or her name appears on the face of the Unit Certificate with the guaranteed as is acceptable to the Trustee. Unit Certificates will be issued in fully registered form, transferable only on the books of the Trustee in denominations of one Unit or any multiple thereof, numbered serially.

     (c) Under the terms and conditions of the Indenture and at such times as are permitted by the Depositor-Sponsor, Units may also be held in uncertificated form. Units will be held in uncertificated form unless a Unitholder informs the Depositor-Sponsor that is desires a Unit Certificate. Upon such notice, Depositor-Sponsor shall notify the Trustee in writing of such Unitholder's request for a Unit Certificate. The Trustee, upon such notice from the Depositor-Sponsor, shall execute and issue a Unit Certificate in the name of the Unitholder as set forth in the Trustee's registration books to evidence such Units and shall make an appropriate notation in its registration books. Unit Certificates can be issued in denominations of one Unit, or any whole multiple thereof, subject to the Trust Fund's minimum investment requirements. Units may again be held in uncertificated form by surrendering such Unit Certificate to the Trustee for cancellation. At such time, an appropriate notation will be made in the registration book of the Trustee to indicate that the Units formerly evidenced by such canceled Unit Certificates are Units held in uncertificated from. The rights set forth in this Indenture of any holder of Units whether held in uncertificated form or of Units represented by a Unit Certificate shall be the same of those of any other Unitholder.

     SECTION 2.5 FORM OF UNIT CERTIFICATES. Each Unit Certificate referred to in
Section 2.3 is, and each Unit Certificate hereafter issued shall be, in substantially the form hereinabove recited, numbered serially for identification, transferable only on the books of the Trustee as herein provided, executed in facsimile by the Chairman, President or one of the Vice Presidents of the Depositor-Sponsor and manually by an authorized officer of the Trustee dated the date of execution and delivery by the Trustee.


     SECTION 2.6 SEPARATE TRUSTS. The Trust created by this Indenture is a separate and distinct trust for all purposes and the assets of one trust may not be co-mingled with the assets of any other nor shall the expenses of any trust be charged against any other. Units representing the ownership of an undivided fractional interest in this Trust shall not be exchangeable for units representing the ownership of an undivided fractional interest in any other trust.

                                  ARTICLE III
                             ADMINISTRATION OF FUND

SECTION 3.1 INITIAL COST. The Trustee shall, where applicable, either pay directly or reimburse the cost of organizing the Trust and all costs incurred in connection with the offer and sale of Units from withdrawals from the Capital Account. If the cash balance in the Capital Account is insufficient to make such withdrawal, the Trustee shall promptly remit the invoice or bill to be paid to the Depositor-Sponsor who may elect to (1) pay the said cost directly without reimbursement or (2) acquire Units on the terms and conditions offered in the Prospectus, provided Units are available for purchase, in such a number as is sufficient to produce net proceeds to satisfy the said expenses to be paid.

     The cost of the initial preparation, printing and execution of the Unit Certificates, the initial fees of the Trustee, and other reasonable expenses in connection therewith shall be paid by the Depositor-Sponsor and be reimbursed to the Depositor-Sponsor out of the Income Account; provided, however, that the liability on the part of the Depositor-Sponsor for such initial costs, fees and expenses shall not include any fees, costs or other expenses incurred in connection herewith after the execution of the Indenture and the deposit referred to in Section 2.1.

     SECTION 3.2 INCOME ACCOUNT. On or about the 15th day of each month until this Indenture shall terminate as provided herein, the Depositor-Sponsor shall deliver to the Trustee the collected rents due from the Assignment(s) of Rents net of any property management fee which is due the property manager (including all monies representing liquidated damages for default or breach of any condition or term of the Assignment(s) of Rents). The Trustee shall collect monthly such earnings, distributions, cash dividends or interest which may have been paid with respect to the Securities of the Trust other than the Assignment of Rents. The Trustee shall credit such income from all Securities to a separate account for the Trust to be known as the "Income Account."

     Any distributions received by the Trustee in a form other than cash shall be sold in the manner directed by the Depositor-Sponsor and the proceeds of sale credited to the Income Account of the Trust. The Trustee shall not be liable or responsible in any way for depreciation or loss incurred by reason of any such sale.

     SECTION 3.3 CAPITAL ACCOUNT. Any monies received from the Depositor-Sponsor as proceeds from the sale of Units and all monies received by the Trustee in respect of the Securities, other than amounts credited to the Income Account, shall be credited to a separate account to be known as the "Capital Account."

     SECTION 3.4 RESERVE ACCOUNT. Upon receipt of written instructions from the Depositor-Sponsor containing the amount the Depositor-Sponsor deems necessary to establish a reserve for any applicable taxes or other charges that may be payable out of the appropriate Trust, the Trustee shall withdraw from the Income Account or the Capital Account of the Trust the amount indicated in such instructions. Such amounts so withdrawn shall be credited to a separate account which shall be known as the "Reserve Account." The Trustee shall not be required to distribute to the Unitholders any of the amounts in the Reserve Account; provided, however, that if the Depositor-Sponsor shall, in its sole discretion, determine that such amounts are no longer necessary for the payment of any applicable taxes or other charges, then the Trustee shall, upon the Depositor-Sponsor's written instructions, promptly re-deposit such amounts, together with any earnings on such amounts while in the Reserve Fund, into the account from which they were withdrawn, or if such Trust shall have terminated or shall be in the process of termination, the Trustee shall distribute such amounts in accordance with Section 10.2(b)iv(B) to each Unitholder in accordance with such holder's interest in the Reserve Account.

SECTION 3.5 DEDUCTIONS AND DISTRIBUTIONS

     (a) On or immediately after the fifth (5th) day of each March, June, October, and December, the Depositor-Sponsor shall satisfy itself as to the adequacy of the Reserve Account, and shall provide instructions to the Trustee, if Depositor-Sponsor deems it necessary, to make further credits thereto as may appear appropriate in accordance with Section 3.4. The Trustee then shall, with respect to the Trust:

          (i) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to itself the amount that it is at the time entitled to receive pursuant to Section 7.4;

          (ii) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 3.8, as certified to by the Depositor-Sponsor; and

          (iii) deduct from the Income Account or, to the extent funds are not available in such Account, from the Capital Account, and pay to counsel, as hereinafter provided for, an amount equal to unpaid fees and expenses, if any, of such counsel pursuant to Section 7.1(e), as certified to by the Trustee.

     (b)(i) The Depositor-Sponsor shall provide the Trustee monthly with a written notice of the Unitholders' Income Distribution (as defined below). Upon receipt of such notice, the Trustee shall, on each Income Distribution Date, distribute an amount per Unit equal to each Unitholder's Income Distribution computed by the Depositor-Sponsor as of the close of business on the Income Distribution Record Date immediately preceding such Income Distribution Date to each Unitholder of record at the close of business on the Income Distribution Record Date. The Trust shall provide the following distribution elections: (1) distributions to be made by mail addressed to the post office address of the Unitholder as it appears on the registration books of the Depositor-Sponsor or (2) distributions to be made to the designated agent for any reinvestment program when, as and if available to the Unitholder through the Depositor-Sponsor. If no election is specified by the Unitholder at the time of purchase of any Unit, distribution of principal and income and capital gains, if any, shall be distributed as provided in (1) above. Any election other than a deemed election as described in the preceding sentence shall be by written notice to, and in form satisfactory to, the Trustee. Once a distribution election has been chosen by the Unitholder, such election shall remain in effect until changed by the Unitholder. Such change of election may be made by notification thereof to the Trustee at any time in form satisfactory to the Trustee. A transfer of any Unit may make his distribution election in the manner as set forth above. Until notified otherwise in writing of a change or correction, the Trustee shall be entitled to treat as correct the post office address of the Unitholder as it appears on its registration books.

     (ii) For the purpose of this Section 3.5, the Unitholder's "Income Distribution" shall be equal to the Unitholder's number of Units multiplied by the income per Unit as projected by the Depositor-Sponsor. The payment of the projected income may be subsequently adjusted in later Income Distribution Payments in the event of breach of a lease or default or any other cause or condition which the Depositor-Sponsor, in its discretion, determines could reasonably affect the projected income from the Assignment of Rents or other Securities. The "Income Distribution" shall be computed by the Depositor-Sponsor.

     (iii) For the purpose of distributions as herein provided, the Unitholders of record on the registration books of the Depositor-Sponsor at the close of business on each Income Distribution Record Date shall be conclusively entitled to such distribution, and no liability shall attach to the Trustee by reason of payment to any Unitholder of record. Nothing herein shall be construed to prevent the payment of amounts from the Income Account and the Capital Account to individual Unitholders by means of one check, draft or other instrument or device provided that the appropriate statement of such distribution shall be furnished therewith as provided in Section 3.6 hereof.

     SECTION 3.6 DISTRIBUTION STATEMENTS. With each distribution from the Income or Capital Accounts of the Trust, the Trustee shall set forth, either in the instrument by means of which payment of such distribution is made or in an accompanying statement, the amount being distributed from each such account, expressed as a dollar amount per Unit.

     Within a reasonable period of time after the last business day of each calendar year, the Trustee shall furnish to each person who at any time during such calendar year was a Unitholder of the Trust a statement setting forth, with respect to such calendar year and with respect to the Trust:

     (a)  as to the Income Account:

          i. the amount of income received (including amounts received as a portion of the proceeds of any disposition of Securities),

          ii.  the amount paid for redemptions pursuant to Section 5.3,

          iii. the deductions from the Income Account for payment into the Reserve Account,

          iv. the deductions for applicable taxes and fees and expenses of the Trustee, counsel, auditors and any expenses paid by the Trust pursuant to Section 3.5, and

          v. the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year;

     (b)  as to the Capital Account:

          i. the date of principal payments and prepayments due to sale, maturity, redemption, liquidation or disposition of any of the Securities and the net proceeds received therefrom, excluding any portion thereof credited to the Income account,

          ii. any additions to the Capital Account by the Depositor-Sponsor in order to meet costs incurred in connection with the offer and sale of Units and the formation of the Trust,

          iii. the amount paid for redemptions pursuant to Section 5.3,

          iv. the deductions from the Capital Account, if any, for payment of applicable taxes and fees and expenses of the Trust, counsel, auditors and any expenses paid by the Trust under Section 3.5

          v.   the amount paid for redemptions pursuant to Section 5.3,

          vi. the deductions from the Capital Account for payments into the Reserve Account,

          vii. the balance remaining after such distributions and deductions, expressed both as a total dollar amount and as a dollar amount per Unit outstanding on the last Business Day of such calendar year; and

(c)  the following information:

     i. a list of Securities as of the last Business Day of such calendar year, and a list which identifies all Securities sold or other Securities acquired during such calendar year, if any,

     ii. the number of Units outstanding on the last Business Day of such calendar year, and

     iii. the amounts actually distributed or which are otherwise attributable to Unitholders during such calendar year from the Income and Capital Accounts, expressed as total dollar amounts for such distributions and the status of such distributions for federal income tax purposes.

     SECTION 3.7 SALE OF SECURITIES. If necessary, in order to maintain the sound investment character of the Trust, the Depositor-Sponsor may notify the Trustee in writing of its desire to sell or liquidate Securities in the Trust at such price and time and in such manner as shall be determined that any one or more of the following conditions exist:

     (a) there has been an uncured default under an Assignment of Rents with respect to the payment of rents;

     (b) there has occurred a material breach of covenant or warranty in any document relating to one or more leases underlying the Assignment(s) of Rents by a tenant which would, in the opinion of the Depositor-Sponsor, adversely affect either immediately or contingently the payment of rents the Assignment of Rents;

     (c) the value of the underlying property pursuant to which the Assignment of Rents has been issued has declined to such an extent or other such credit factors exist so that in the opinion of the Depositor-Sponsor, as evidenced in writing to the Trustee, the retention of such Assignment of Rents would be detrimental to the Trust and to the interest of the Unitholders;

     (d) the issuer of a debt security included as one of the Securities defaults on the payment of its outstanding obligations;

     (e) that all of the Securities in the Trust Fund will be sold pursuant to termination of the Trust pursuant to Section 10.2 hereof; or

     (f) that such sale is necessary due to one or more Units tendered for redemption and accepted for redemption by the Depositor-Sponsor pursuant to
Section 5.3.

     Upon receipt of such notice, the Trustee shall deliver to the Depositor-Sponsor the Securities identified by the Depositor-Sponsor to be sold or liquidated. The Depositor-Sponsor shall then sell or liquidate the identified Securities. Upon receipt of the proceeds from the Depositor-Sponsor of any such sale or liquidation, after deduction therefrom any fees and expenses of the Depositor-Sponsor connected with such sale or liquidation, and any brokerage charges, taxes or other governmental charges, the Trustee shall deposit and credit to the Capital Account such proceeds to meet redemptions of Units and to pay expenses of the Trust. Proceeds not needed to meet redemption of Units or pay expenses of the Trust shall be reinvested in the Securities selected by the Depositor-Sponsor.

     The Trustee shall not be liable in any way for depreciation or loss incurred by reason of any sale made pursuant to this Section 3.7.

     SECTION 3.8 COUNSEL. The Depositor-Sponsor may employ from time to time, as it deems necessary or desirable, a firm of attorneys for any legal services which may be required in connection with the Securities, including any legal matters relating to the possible disposition or acquisition or any Securities pursuant to any provisions hereof or for any other reasons deemed advisable by the Depositor-Sponsor or the Trustee, in their discretion. The fees and expenses of such counsel may, at the discretion of the Depositor-Sponsor, be paid by the Trustee from the Income Account and Capital Account as provided for in Section 3.5(a)(ii) hereof.

     SECTION 3.9 LIABILITY OF DEPOSITOR-SPONSOR. The Depositor-Sponsor shall be under no liability to the Unitholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Indenture or for errors in judgment, but shall be liable only for its own willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder, The Depositor-Sponsor may rely in good faith on any paper, order, notice, list, affidavit, receipt, opinion, endorsement, assignment, draft or any other document of any kind prima facie properly executed and submitted to it by the Trustee, or any other persons pursuant to this Indenture and in furtherance of its duties.

     SECTION 3.10 NOTICE TO DEPOSITOR-SPONSOR. In the event that the Trustee shall have been notified at any time of any action to be taken or proposed to be taken with respect to the Securities, the Trustee shall promptly notify the Depositor-Sponsor and shall thereupon take such action or refrain from taking any action as the Depositor-Sponsor shall in writing direct.

     Neither the Depositor-Sponsor nor the Trustee shall be liable to any person for any action or failure to take action pursuant to the terms of this Section 3.10.

                                   ARTICLE IV
                            EVALUATION OF SECURITIES

     SECTION 4.1 EVALUATION OF SECURITIES.

     (a) The Depositor-Sponsor shall determine the value of all Securities in the Trust as of the date a Security is deposited with the Trustee and thereafter at the end of each calendar quarter. Each Evaluation shall be promptly provided to the Trustee by the Depositor-Sponsor (the "Evaluation Time"). The Evaluation on the Date of Deposit shall be included in Schedule A attached to the Trust Agreement.

     (b) The Evaluation is determined in the following manner: if the Securities are listed on a national securities exchange, the Evaluation is generally based on the closing sales prices on that exchange (unless it is determined that these prices are inappropriate as a basis for evaluation) or, if there is no closing sale price on that exchange, at the closing asked prices. If the Securities are not so listed or, if so listed and the principal market therefore is other than on the exchange, the Evaluation shall generally be based on the current asked prices on the over-the-counter market (unless it is determined that these prices are inappropriate as a basis for evaluation). An Assignment of Rents shall initially be valued at the Unitholders' total investment in the purchase of said Assignment of Rents, less any associated transaction costs. Such valuation shall be relied upon until the Depositor-Sponsor determines that market or other economic conditions (i.e., higher interest rates, breach of lease terms, owner's default in payment or mortgage) require that an independent appraisal be made (such appraisal to be at the expense of the Depositor-Sponsor without reimbursement by the Trust) to determine an appropriate valuation.

     (c) For purposes of the Trust Fund Evaluations required by Section 5.1, the Redemption Value may be based in part on the Evaluation of the Securities made in the manner described in Section 4.1 above.


     SECTION 4.2 INFORMATION FOR UNITHOLDERS. For the purpose of permitting Unitholders to satisfy any reporting requirements of applicable federal or state tax law, the Trustee shall transmit to any Unitholder upon request any determinations made pursuant to Section 4.1.

     SECTION 4.3 LIABILITY OF DEPOSITOR-SPONSOR IN MAKING EVALUATION. The Trustee and the Unitholders may rely on any Evaluation furnished by the Depositor-Sponsor and shall have no responsibility for the accuracy thereof. The determinations made by the Depositor-Sponsor hereunder shall be made in good faith upon the basis of the best information reasonably available to it. The Depositor-Sponsor shall be under no liability to the Trustee or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Depositor-Sponsor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties hereunder.

                                   ARTICLE V

                  EVALUATION, REDEMPTION, PURCHASE, TRANSFER,
                      INTERCHANGE OR REPLACEMENT OF UNITS

     SECTION 5.1 TRUST EVALUATION. As requested by the Depositor-Sponsor, on the last business day of each year, and on any other day as required herein ("Trust Evaluation Time"), the Trustee shall: add (i) all monies on deposit in the Trust (excluding monies credited to the Reserve Account pursuant to Section 3.4 hereof), plus (ii) the aggregate Evaluation of all Securities on deposit in the Trust as is determined by the Depositor-Sponsor plus (iii) all other income from the Securities as of the Trust Evaluation Time on the date of such evaluation together with all other assets of such trust ("Trust Evaluation"). For each such Trust Evaluation, there shall be deducted from the sum of the above (i) amounts representing any applicable taxes or governmental charges payable out of the Trust, as determined by the Depositor-Sponsor, and for which no deductions shall have previously been made for the purpose of addition to the Reserve Account,
(ii) amounts representing estimated accrued expenses of the Trust including but not limited to unpaid fees and expenses of the Trustee, the Depositor-Sponsor, counsel of either, in each case as reported by the party who incurred such expense on or prior to the Trust Evaluation Time, and (iii) any monies identified by the Trustee, as of the Trust Evaluation Time, as held for distribution to Unitholders of record as of an Income or Capital Distribution Record Date or for payment of the Redemption Value of Units tendered prior to such date. The resulting figure is herein called a "Trust Fund Evaluation."

     SECTION 5.2 LIABILITY OF DEPOSITOR-SPONSOR REGARDING TRUST FUND EVALUATION. The Trustee may rely on any instrument or document furnished by the Depositor-Sponsor in connection with the calculation of the Trust Fund Evaluation. The Trustee shall have no responsibility for the accuracy thereof. The determinations made by the

Depositor-Sponsor hereunder shall be made in good faith upon the basis of the best information reasonably available to it. The Depositor-Sponsor shall be under no liability to the Trustee or the Unitholders for errors in judgment; provided, however, that this provision shall not protect the Depositor-Sponsor against any liability to which it would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties or by reason of its negligent or intentional disregard of its obligations and duties hereunder.

     SECTION 5.3 REDEMPTION OF UNITS. A Unitholder shall not have the right to tender any Unit(s) owned by him or her to the Trustee until the Mandatory Termination Date. However, Depositor-Sponsor, in its sole discretion, may authorize the Trustee to redeem Unit(s). A Unitholder shall inform the Trustee in writing of the Unitholder's desire to have the Trustee redeem Unit(s) owned by the Unitholder. The Trustee shall inform the Depositor-Sponsor in writing of any Unitholder's desire to have his or her Unit(s) redeemed ("Redemption Notice"). The Depositor-Sponsor shall notify the Trustee in writing of its decision to redeem such Unit(s) no later than 30 days after receipt of the Redemption Notice. The Depositor-Sponsor reserves the right to charge a reasonable redemption fee to any Unitholder who is permitted to redeem his or her Unit(s) at the discretion of the Depositor-Sponsor and to deduct any taxes or changes incurred by the Trustee in connection with the redemption from the Unitholder's redemption funds.

     The determination of the Unit Value shall be based solely upon the most recent Evaluation outstanding as of on the date of the Redemption Notice. The Trustee and Depositor-Sponsor shall not be liable in any way for any loss which may result from reduction of the value of the Unit. EXCEPT AS SPECIFICALLY DIRECTED BY THE DEPOSITOR-SPONSOR, THE TRUSTEE IS NOT EMPOWERED TO SELL THE SECURITIES OF THE TRUST IN ORDER TO MAKE FUNDS AVAILABLE FOR REDEMPTION IF FUNDS ARE NOT OTHERWISE AVAILABLE IN THE CAPITAL ACCOUNT TO MEET REDEMPTIONS.

     In the event any Unit(s) are tendered by a Unitholder and accepted by the Depositor-Sponsor pursuant to this Section, the Trustee shall, no later than 60 days after the date the Depositor-Sponsor notifies the Trustee of its decision to authorize the Trustee to redeem the Unit(s), (1) liquidate Securities, other than the Assignment of Rents, in order to receive upon such liquidation an amount expected to equal the Redemption Value due and owing to such redeeming Unitholder, and (2) deliver funds equal to the Redemption Value to the Depositor-Sponsor who shall promptly remit the same to the redeeming Unitholder and (3) debit the amount of such Redemption Value from the Capital Account.

     Unit Certificates evidencing Units redeemed pursuant to this Section 5.3 shall be cancelled by the Trustee and the Unit or Units evidenced by such Unit Certificates shall be terminated by such redemption. In the event that a Unit Certificate shall be tendered representing a number of Units greater than those requested to be redeemed by the Unitholder, the Trustee shall issue to such Unitholder, provided such Unitholder requests such Units be certificated, upon payment of any tax or charges of the character referred to in this Section 5.3, a new Unit Certificate evidencing the Units representing the balance of the Unit Certificate so tendered and not redeemed.

     Upon the redemption of any Unit(s), the Depositor-Sponsor, through NASD broker-dealers, may sell additional Units in the Trust to other qualified purchaser(s) in accordance with all applicable securities laws. In such an event, the Depositor-Sponsor shall deposit either the net proceeds or additional Securities in the Trust so that no Unitholder's ownership interest in the Trust shall be diluted as a result of the issuance of the new Units.

     SECTION 5.4 TRANSFER OR INTERCHANGE OF UNITS. Units will be held in uncertificated form unless the Unitholder requests in writing to have a Unit Certificate or Unit Certificates represent such Units be issued. If a Unitholder wishes to transfer any Unit(s), the Units may be transferred by the registered holder thereof by a written presentation and surrender of such Units or the Unit Certificates, if issued, at the corporate trust office of the Trustee, properly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Trustee and executed by the Unitholder or his authorized attorney, together with transfer instructions signed and dated by the Unitholder and the transferee, whereupon Units or, if requested, a new registered Unit Certificates for the same aggregate number of Units of the Trust executed by the Trustee and the Depositor-Sponsor will be issued in exchange and substitution therefor and delivered by the Trustee to the transferee. The Units surrendered shall be cancelled by the Trustee. Subject to the foregoing, the Trustee shall make proper notation of such transfer on the registration books of the Trust. Unitholders holding their Units in uncertificated form may at any time inform the Depositor-Sponsor that they wish to hold their Units in certificated form. The Depositor-Sponsor shall notify the Trustee of such request and the Trustee shall execute and issue Unit Certificates for such Units. Unitholders holding Unit Certificates may at any time request that their Units be converted into uncertificated form. The Trustee shall make appropriate notations on its books reflecting action taken pursuant to such requests by Unitholders, provided that the Trustee is entitled to specify the minimum denomination of any Certificate issued. Unit Certificates issued pursuant to this Indenture are interchangeable for one or more other Unit Certificates in an equal aggregate number of Units of the same Trust and all Unit Certificates issued shall be issued in denominations of one Unit or any whole multiple thereof as may be requested by the Unitholder. The Trustee may deem and treat the registered Unitholder as the owner of the Units whether or not held in certificated form for all purposes hereunder and in either case the Trustee shall not be affected by any notice to the contrary, nor be liable to any person or in any way for so deeming and treating the person in whose name any Unit Certificate shall be so registered.

     A sum sufficient to pay any tax or other governmental charge that may be imposed in connection with any such transfer or interchange shall be paid by the Unitholder to the Trustee. The Trustee may require a Unitholder to pay a reasonable fee for each new Unit Certificate issued on any such transfer or interchange.

     All Unit Certificates cancelled pursuant to this Indenture shall be disposed of by the Trustee without liability on its part.

     SECTION 5.5 UNIT CERTIFICATES MUTILATED, DESTROYED, STOLEN OR LOST. In case any Unit Certificate shall become mutilated, destroyed, stolen or lost, the Trustee shall execute and deliver a new Unit Certificate, if requested by the Unitholder, in exchange and substitution therefor upon the Unitholder's furnishing the Trustee with proper identification and satisfactory indemnity, complying with such other reasonable regulations and conditions as the Depositor-Sponsor or Trustee may prescribe and paying such expenses as the Trustee may incur. Any mutilated Unit Certificate shall be duly surrendered to the Trustee and cancelled before any new Unit Certificate shall be issued in exchange and substitution therefor. Upon the issuance of any new Unit Certificate, a reasonable sum sufficient to pay any expenses of the Trustee or otherwise associated with the reissuance may be imposed. Any such new Unit Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the related Trust, as if originally issued, whether or not the lost, stolen or destroyed Unit Certificate shall be found at any time.

     In the event the Trust has terminated or is in the process of termination, the Trustee may make the distributions in respect to such mutilated, destroyed, stolen or lost Unit Certificate (without surrender thereof except in the case of a mutilated Unit Certificate) as provided in Section 10.2 hereof if the Trustee is furnished with such security or indemnity as it may require to save it harmless, and in the case of destruction, loss or theft of a Unit Certificate, evidence to the satisfaction of the Trustee of the destruction, loss or theft of such Unit Certificate and of the ownership thereof.

                                   ARTICLE VI
                               DEPOSITOR-SPONSOR

     SECTION 6.1 REPRESENTATIONS OF DEPOSITOR-SPONSOR. Depositor-Sponsor hereby represents to the Trustee the following:

     (a) Depositor-Sponsor is a corporation duly incorporated, validly existing, and in good standing under the laws of the state of Michigan, and Depositor-Sponsor has full power, authority, and legal right to own its properties and assets and to conduct its business as conducted as of the date of this Indenture.

     (b) Depositor-Sponsor has full power and authority to execute, deliver and perform its obligations under this Indenture.

     (c) Depositor-Sponsor has full power and authority to assign its right, title and interest in and to the Securities to the Trustee for the benefit of the Unitholders.

     (d) Prior to the time that the Securities are deposited in trust with the Trustee, the Depositor-Sponsor will be the owner of the Securities free and clear of all liens and encumbrances, except for Assignment(s) of Rents subordinated to lender encumbrances or the real property that is leased from which the Assignment(s) of Rents are derived.

     (e) Prior to the time that any Securities are deposited in trust with the Trustee, the Depositor-Sponsor shall have in its possession, and shall provide copies to the Trustee the documents evidencing the Securities and showing Depositor-Sponsor's ownership interest.

     (f) At the time an Assignment of Rents is deposited in trust with the Trustee, no default shall have occurred with respect to the payment of rents which remains uncured under the lease of the real property underlying the Assignment of Rents contained in the Trust, except as may be disclosed in the
Schedule 6.1(f) attached hereto and incorporated herein by reference.

     (g) To the best of Depositor-Sponsor's knowledge, the tenant of the obligor on each lease of the real property underlying the Assignment of Rents to make payment of rents under the terms of said lease as and when due are not subject to any defense, setoff, or counterclaim by any person obligated to pay any indentures or perform any obligation pursuant to such lease at the time the Assignment of Rents is deposited with the Trustee.

                                  ARTICLE VII
                                    TRUSTEE

     SECTION 7.1 GENERAL DEFINITION OF TRUSTEE'S LIABILITIES, RIGHTS AND DUTIES. The Trustee shall be obligated to perform only such duties as are specifically set forth in this Indenture. The expenses and costs of allocations, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts of the Trust, and the payment of such costs and expenses shall be secured by a lien on the Trust in status prior to the interest of Unitholders.

     In addition to and notwithstanding the other duties, rights, privileges and liabilities of the Trustee as otherwise set forth, the liabilities of the Trustee are further defined as follows:

     (a) All moneys deposited with or received by the Trustee hereunder related to the Trust shall be held by it in an interest bearing account in trust, as part of the Trust Income Account, Capital Account or Reserve Account until required to be disbursed in accordance with the provisions of this Indenture, and such moneys will be segregated by separate recordation on the trust ledger of the Trustee in such other manner as shall constitute the segregation and holding thereof in trust. All Securities deposited with the Trustee shall be held in trust by the Trustee or in the custody of a designated agent and sold, transferred or distributed only pursuant to the terms and conditions of this Indenture.

     (b) The Trustee shall be under no liability for any action taken in good faith on any appraisal, paper, order list, demand, request, consent, affidavit, notice, opinion, direction, evaluation, endorsement, assignment, resolution, draft or other document, whether or not of the same kind, prima facie properly executed, or for the disposition of moneys, Securities, Units, or Unit Certificates pursuant to this Indenture, or in respect of any evaluation which it is required to make or is required or permitted to have made by others under this Indenture or otherwise, except by reason of its own gross negligence or willful misfeasance, provided that the Trustee shall not in any event be liable or responsible for any evaluation made by the Depositor-Sponsor. The Trustee may construe any of the provisions of this Indenture, insofar as the same may appear to be ambiguous or inconsistent with any other provisions hereof, and any construction of any such provision hereof by the Trustee in good faith shall be binding upon the parties hereto.

     (c) The Trustee shall not be responsible for or in respect of the recitals herein, the validity or sufficiently of this Indenture or for the due execution hereof by the Depositor-Sponsor, or the form, character, genuineness, sufficiency, value or validity of any of the Securities or for or in respect of the validity or sufficiency of the Units or of the Unit Certificates (except for the due execution thereof by the Trustee) or for the due execution thereof by the Depositor-Sponsor, and the Trustee shall in no event assume or incur any liability, duty, or obligation to any Unitholder or the Depositor-Sponsor other than as expressly provided for herein. The Trustee shall not be responsible for or in respect of the validity of any signature by or on behalf of the Depositor-Sponsor.

     (d) The Trustee shall be under no obligation to appear in, prosecute or defend any action which in its opinion may involve it in expense or liability, unless (1) more than 50% of the Unitholders direct the Trustee to so intervene and (2) the Trustee shall be furnished with reasonable security and indemnity against such expense or liability. Any pecuniary cost of the Trustee from such actions shall be deductible from and a charge against the Income and Capital Accounts of the affected Trust or Trusts. The Trustee may, in its discretion, undertake such action as it may deem necessary at any and all times to protect the Fund and the rights and interests of the Unitholders pursuant to the terms of this Indenture; provided, however, that the expenses and costs of such actions, undertakings or proceedings shall be reimbursable to the Trustee from the Income and Capital Accounts and the payment of such amounts shall be secured by a prior lien on such Trust.

     (e) The Trustee may employ attorneys, accountants and auditors or other professionals (collectively "Agents") and shall not be answerable for the negligence, default or misconduct of any such Agents if they shall have been selected with reasonable care. The Trustee shall have no liability for any act or omission under this Indenture taken or suffered in good faith by the Trustee, in accordance with the opinion of counsel which may be counsel to the Depositor-Sponsor acceptable to the Trustee. The fees and expenses charged by such Agents shall constitute an expense of the Trust reimbursable from the Income and Capital Accounts of the affected Trust as set forth in Section 7.4 hereof and the payment of such amounts shall be secured by a prior lien on such Trust.

     (f) If at any time the Depositor-Sponsor shall fail to undertake or perform any of the duties which by the terms of this Indenture are required by it to be undertaken or performed, or such Depositor-Sponsor shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Depositor-Sponsor or of its property shall be appointed, or any public officer shall take charge or control of such Depositor-Sponsor or of its affairs for the purpose of rehabilitation, conservation of liquidation, then in any such case, the Trustee shall at the direction of more than 50% of the Unitholders: (1) appoint a successor Depositor-Sponsor, which may be the Trustee or an affiliate, (provided, however, that the Trustee shall have no obligation to accept such appointment) who shall act hereunder in all respects in place of such Depositor-Sponsor, which successor shall be satisfactory to the Trustee, and which may be compensated at rates deemed by the Trustee to be reasonable under the circumstances, by deduction ratably from the Income Account of the affected trusts or, to the extent funds are not available in such Account, from the Capital Account of the affected Trusts, with written notice of such successor to the Depositor-Sponsor given to all Unitholders by the Trustee, or (2) terminate this Indenture and the trust created hereby and liquidate the Trust Fund in the manner provided in Section 10.2.

     (g) In no event shall the Trustee be liable for any taxes or other governmental charges imposed upon or in respect of the Securities or upon the income or interest thereon or upon it as Trustee hereunder or upon or in respect of any Trust which it may be required to pay under any present or future law of the United States of America or of any other taxing authority having jurisdiction in the premises. For all such taxes and charges and for any expenses, including counsel fees, which the Trustee may sustain or incur with respect to such taxes or charges, the Trustee shall be reimbursed and indemnified out of the Income and Capital Accounts of the affected Trust, and the payment of such amounts so paid by the Trustee shall be secured by a prior lien on such Trust.

     (h) Except as provided for specifically herein, no payment to a Depositor-Sponsor, its Affiliates or agents for any Trust shall be characterized and claimed as an expense by the Trustee against the Trust except for payment of such reasonable amounts as determined by the Depositor-Sponsor which constitute compensation for performing bookkeeping and other administrative services.

     (i) The Trustee, except by reason of its own gross negligence or willful misconduct, shall not be liable for any act or omission taken or suffered to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.

     (j) The Trustee is authorized to appoint as co-trustee a trust company affiliated with the Trustee to perform the functions of custodian and receiving and paying agent.

     7.2 BOOKS, RECORDS AND REPORTS. The Trustee shall keep proper books of record and account of all the transactions of each Trust under this Indenture at its corporate trust office, including a record of the name and address of, and the Units issued by each Trust and held by, every Unitholder. A Unitholder of the Trust, upon written request, shall have the right to inspect such books and records of the Trust which shall be open to inspection by any Unitholder of such Trust at all reasonable times during the usual business hours of Trustee. The Trustee which shall make such annual or other reports as may from time to time be required under any applicable state or federal statute or rule or regulation thereunder.

     Unless the Depositor-Sponsor determines that such a compilation is not required, the accounts of each Trust shall be compiled not less than annually by independent public accountants designated from time to time by the Depositor-Sponsor and reports of such accountants shall be furnished by the Trustee, upon request, to Unitholders. The Trustee, however, in connection with any such independent public accountant-prepared financial statements, shall not be obligated to use Trust assets to pay for such audits in excess of the amounts indicated in the Prospectus relating to such Trust.

     7.3 INDENTURE AND LIST OF SECURITIES ON FILE. The Trustee shall keep a certified copy or duplicate original of this Indenture on file at its corporate trust office available for inspection. Any Unitholder may, upon prior written request, inspect the Indenture, together with a current list of the Securities in the Trust and the most recent Evaluation, at all reasonable times during the usual business hours of Trustee.

     7.4    COMPENSATION. The Trustee shall receive at the times set forth in
Section 3.5 and in the amounts set forth in the Trust Agreement, compensation for performing ordinary normal recurring services under this Indenture. Such compensation shall be charged by the Trustee against the Income and Capital Accounts of each Trust; provided, however, that such compensation shall be deemed to provide only for the usual, normal and proper functions undertaken as Trustee pursuant to this Indenture.

     The Trustee shall charge the Income and Capital Accounts for any and all expenses and disbursements incurred hereunder, including legal and accounting expenses, and for any extraordinary services performed hereunder, which extraordinary services shall include but not be limited to all costs and expenses incurred by the Trustee in making any annual or other reports or other documents referred to in Sections 7.1 and 7.2 and actions taken pursuant to Sections 7.1(d) or 7.1(f) provided; however, that the amount of any such charge which has not been finally determined as of any calculation time may be estimated and any necessary adjustment shall be made. Provided, further, that if the balances in the Income and Capital Accounts shall be insufficient to provide for amounts payable pursuant to this Section 7.4, the Trustee shall have a lien on the Income and Capital Accounts, superior to the rights of the Unitholders, for the amount due under this Section 7.4.

     The Trustee shall be indemnified by the Trust and held harmless against any loss or liability accruing to it (except to the extent such as loss or liability is due to the negligence, bad faith or willful misconduct on its part), arising out of or in connection with the acceptance or administration of the Trust(s), including the costs and expenses (including counsel fees) of defending itself against any claim of liability in the premises, including any loss, liability or expense incurred in acting pursuant to written directions to the Trustee given by the Depositor-Sponsor or Unitholders from time to time in accordance with the provisions of this Indenture or in undertaking actions from time to time which the Trustee deems necessary in its discretion to protect the Fund and the rights and interests of the Unitholders pursuant to the terms of this Indenture.

     7.5 REMOVAL AND RESIGNATION OF TRUSTEE; SUCCESSOR. The following provisions shall provide for the removal and resignation of the Trustee and the appointment of any successor trustee:

     (a) The Trustee or any trustee or trustees hereafter appointed may resign and be discharged of the Trusts created by this Indenture, by executing an instrument in writing resigning as Trustee of such Trusts and filing same with the Depositor-Sponsor and mailing a copy of a notice of resignation to all Unitholders, then of record, not less than 60 days before the date specified in such instrument when, subject to Section 7.5(e), such resignation is to take effect. Upon receiving such notice of resignation, the Depositor-Sponsor shall promptly appoint a successor trustee as hereinafter provided, by written instrument, in duplicate, one copy of which shall be delivered to the resigning Trustee and one copy to the successor trustee. The Depositor-Sponsor may at any time remove the Trustee, with or without cause, and appoint a successor trustee by written instrument, in duplicate, one copy of which shall be delivered to the Trustee so removed and one copy to the successor trustee. Notice of such resignation or removal of a trustee and appointment of a successor trustee shall be mailed by the successor trustee, promptly after its acceptance of such appointment, to each Unitholder then of record.

     (b) Any successor trustee appointed herein shall execute, acknowledge and deliver to the Depositor-Sponsor and to the resigning or removed Trustee an instrument accepting such appointment hereunder, and such successor trustee without any further act, deed or conveyance shall become vested with all the rights, powers and duties and obligations of its predecessor hereunder with like effect as if originally named Trustee herein and shall be bound by all the terms and conditions of this Indenture. Upon the request of such successor trustee, the Depositor-Sponsor and the resigning or removed Trustee shall, upon payment of any amounts due the resigning or removed Trustee, or provision therefor to the satisfaction of such resigning or removed Trustee, execute and deliver an instrument acknowledged by it transferring to such successor trustee all the rights and powers of the resigning or removed Trustee; and the resigning or removed Trustee shall transfer, deliver and pay over to the successor trustee all Securities and moneys at the time held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the resigning or removed Trustee in the administration hereof as may be requested by the successor Trustee, and shall thereupon be discharged from all duties and responsibilities under this Indenture.

     (c) In case at any time the Trustee shall resign and no successor trustee shall have been appointed and have accepted appointment within 30 days after notice of resignation has been received by the Depositor-Sponsor, the retiring Trustee may forthwith apply to a court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem prior and prescribe, appoint a successor trustee.

     (d) Any corporation into which any trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which any trustee hereunder shall be a party, shall be the successor trustee under this Indenture without execution or filing of any paper, instrument for further act to be done on the part of the parties hereto, anything herein, or in any agreement relating to such merger or consolidation, by which any such trustee may seek to retain certain powers, rights and privileges thereto obtaining for any period of time following such merger or consolidation, to the contrary notwithstanding.

     (e) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section shall become effective upon acceptance of appointment by the successor trustee as provided in subsection
(b) hereof.

     7.6 QUALIFICATION OF TRUSTEE. The Trustee shall be a corporation organized and doing business under the laws of the United States or any state thereof, which is authorized under such laws to exercise corporate trust powers.

                                   ARTICLE VIII
                               RIGHTS OF UNITHOLDERS

     8.1 BENEFICIARIES OF TRUST. By the purchase and acceptance or other lawful delivery and acceptance of any Unit, whether certificated or not, the Unitholder shall be deemed to be a beneficiary of such Trust created by this Indenture and vested with all right, title and interest in such Trust to the extent of the Unit or Units set forth, subject to the terms and conditions of this Indenture.

     8.2 RIGHTS, TERMS AND CONDITIONS. In addition to the other rights and powers set forth in the other provisions and conditions of this Indenture, the Unitholders shall have the following rights and powers and shall be subject to the following terms and conditions:

     (a) Subject to and in accordance with Section 5.3, a Unitholder may tender any Unit or a Unit Certificate(s) if held in certificated form (including any temporary Unit Certificate or other evidence or ownership of Units of such Trust issued by the Trustee or the Depositor-Sponsor) to the Trustee for discretionary redemption as determined by the Depositor-Sponsor.

     (b) The death or incapacity of any Unitholder shall not operate to terminate this Indenture or a related Trust, nor entitle his legal representatives or heirs to claim an accounting or to take any action or proceeding in any court of competent jurisdiction for a partition or winding up of the Trust Fund or a related Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Each Unitholder expressly waives any right he may have under any rule of law, of the provisions of any statute, or otherwise, to require the Trustee at any time to account, in any manner other than as expressly provided in this Indenture, in respect of the Securities or moneys from time to time received, held and applied by the Trustee hereunder.

     (c) Except as specifically provided for herein, no Unitholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust or the Securities or the obligations and management of the Trustee or Depositor-Sponsor, nor shall anything herein set forth, or contained in the terms of the Unit

Certificates which may have been issued, be construed so as to constitute the Unitholders from time to time as partners or members of an association; nor shall any Unitholder ever be under any liability to any third persons by reason of any action taken by the parties to this Indenture or any other cause whatsoever.

                                   ARTICLE IX
                               EVENTS OF DEFAULT

     SECTION 9.1 EVENTS OF DEFAULT. One or more of the following events shall constitute an Event of Default by the Depositor-Sponsor under this Indenture:

     (a) The Depositor-Sponsor's failure to remit to the Trustee any Securities or monies required to be deposited with the Trustee under the terms of this Indenture which continues unremedied for a period of 10 days after the date upon which written notice of such failure shall have been given to the Depositor-Sponsor by the Trustee or 75 days from any due date set forth in the provisions of this Indenture, whichever is sooner; or

     (b) The Depositor-Sponsor's failure to observe or perform in any material respect any other of the covenants or agreements on the part of the Depositor-Sponsor set forth in this Indenture which continues unremedied for a period of 30 days after the date on which written notice of such failure shall have been given to the Depositor-Sponsor by the Trustee; or

     (c) A decree or order of the court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Depositor-Sponsor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Trustee may, and at the written direction of Unitholders holding more than 50% of the aggregate amount of Units held in the Trust must by notice in writing to the Depositor-Sponsor and all the Unitholders of the Trust, in addition to whatever rights the Unitholders may have at law or equity to damages, terminate all the rights and obligations of the Depositor-Sponsor under this Indenture and in and to the Securities held in such Trust and the proceeds thereof.

     On or after the receipt by the Depositor-Sponsor of such written notice, all authority and power of the Depositor-Sponsor under this Indenture with respect to the Securities held in such Trust, shall pass to and be vested in the successor Depositor-Sponsor appointed pursuant to Section 7.1(f). Upon written request from the Trustee, the Depositor-Sponsor shall prepare, execute and deliver any and all documents and other instruments and place in such successor's possession all files relating to the Securities held in such trust and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Securities and related documents, or otherwise, at the Depositor-Sponsor's sole expense. The Depositor-Sponsor agrees to cooperate with the Trustee and such successor Depositor-Sponsor in effecting the termination of the Depositor-Sponsor's responsibilities and rights hereunder, including, without limitation, the transfer to such successor
Depositor-Sponsor for administration by it of all cash amounts which shall at the time be credited by the Trustee to the Income Account or Capital Account or thereafter received with respect to the Securities held in such Trust. Unitholders with respect to such Trust holding more than 50% in face amount of all Units not redeemed by Depositor-Sponsor pursuant to Section 5.3, may, on behalf of all Unitholders, waive any default by the Depositor-Sponsor in the performance of its obligations hereunder and its consequences, except that a default under (c) or (d) of this Section 9.1 may only be waived by all Unitholders. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE X
                    ADDITIONAL COVENANTS; GENERAL PROVISIONS

SECTION 10.1 AMENDMENTS.

     (a) This Indenture may be amended from time to time by the Depositor-Sponsor and Trustee hereto or their respective successors, without the consent of any of the Unitholders (i) to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or (ii) to make such other provision regarding matters or questions arising hereunder as shall not adversely affect the interests of the Unitholders; provided, however, that in no event may any amendment be made which would adversely affect the characterization of a Trust as a grantor trust for federal income tax purposes. This Indenture may not be amended, however, without the consent of all Unitholders then outstanding, so as (1) to permit, except in accordance with the terms and conditions hereof, the acquisition hereunder of any Securities other than those described in the Prospectus, or (2) to reduce the aforesaid percentage of Units the holders of which are required to consent to certain of such amendments. This Indenture may not be amended so as to reduce an interest in the Trust represented by Units (whether evidenced by Unit Certificates or held in uncertificated from) without the consent of all affected Unitholders.

     (b)    Except for the amendments, changes or modification as provided in
Section 10.1(a) hereof, neither the parties hereto nor their respective successors shall consent to any other amendment, change or modification of this Indenture without the giving of notice and the obtaining of the approval or consent of Unitholders representing more than 50% of the Units then outstanding of the affected Trust. Nothing contained in this Section 10.1(b) shall permit, or be construed as permitting, a reduction of the aggregate percentage of Units the holders of which are required to consent to any amendment, change or modification of this Indenture without the consent of the Unitholders of all of the Units then outstanding of the affected Trust and in no event may any amendment be made which would (1) alter the rights to the Unitholders as against each other, (2) provide the Trustee with the power to engage in business or investment activities other than as specifically provided in this Indenture, or (3) adversely affect the characterization of the Trust as a grantor trust for federal income tax purposes.

     (c) Promptly after the execution of any such amendment the Trustee shall furnish written notification to all then outstanding Unitholders of the substance of such amendment.

     SECTION 10.2 TERMINATION; TERMINATION PRICE OF SECURITIES; DISTRIBUTION OF PROCEEDS UPON TERMINATION.

     (a) This Indenture and the Trust created hereby shall terminate on the Mandatory Termination Date. Upon the Mandatory Termination Date, the registration books of the Trustee shall be closed. The Trust shall sooner terminate if all of the Unitholders vote to terminate it, if it is terminated by a court having lawful jurisdiction over the Trust or if the Trust is placed into involuntary bankruptcy.

     (b) In the event of a termination of the Trust, the Depositor-Sponsor shall repurchase the Assignment(s) of Rents held by the Trustee and shall direct the Trustee to sell, as of the Mandatory Termination Date or such other date determined by the Depositor-Sponsor if the termination is prior to the Mandatory Termination Date, all other Securities held by the Trustee in the Trust Fund. The aggregate Termination Price of all Securities sold by the Trustee at the direction of the Depositor-Sponsor shall be the net proceeds received by the Trustee following said sale.

     The Termination Price for the Assignment(s) of Rents which must be repurchased by the Depositor-Sponsor from the Trustee shall be the lesser of (i) the net amount received by the Depositor-Sponsor from the sale of the leased real estate to which the Assignment(s) of Rents relate, or (ii) the amount of proceeds from the sale of Units received by the Depositor-Sponsor as consideration for transferring the Assignment(s) of Rents to the Trust. Full payment of the Termination Price for the repurchase of the Assignment(s) of Rents shall be due not later than 180 days after the date Depositor-Sponsor directs the Trustee to sell Securities in connection with the termination of the Trust.

     (c) The Termination Price for the repurchased Securities so determined shall be communicated to the Trustee in writing and the Depositor-Sponsor shall deliver the repurchase price in cash to the Trustee within a reasonable time following the Mandatory Termination Date. The Trustee shall then proceed to make the payments and distributions provided for hereinafter in this Section 10.2 based on such Unitholder's pro rata interest in the Termination Price and the balance of the Capital and Income Accounts after the deductions herein provided. Thirty (30) days prior written notice shall be given by the Trustee in connection with the termination of this Indenture and the Trust created hereby to each Unitholder at the address appearing on the registration books of the Depositor-Sponsor.

     On the fifth Business Day following receipt of funds in the amount of the Termination Price for all the Securities held by the Trustee, the Trustee shall:

     i. deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account of the Trust, from the Capital Account of the Trust, and pay to itself individually an amount equal to the sum of (A) its accrued compensation for its ordinary recurring services, (B) any compensation due it for its extraordinary services in connection with the Trust, and (C) any costs, expenses or indemnities in connection with the Trust as provided herein;

     ii. deduct from the Income Account of the Trust or, to the extent that funds are not available in such Account, from the Capital Account of the Trust and pay accrued and unpaid fees of counsel in connection with the Trust, if any;

     iii. deduct from the Income Account of the Trust or the Capital Account of the Trust any amounts which may be required to be deposited in the Reserve Account to provide for payment of any applicable taxes or other governmental charges and any other amounts which may be required to meet expenses incurred under this Indenture in connection with the Trust;

     iv. make final distributions from the Trust, against surrender for cancellation for all of each Unitholder's Unit Certificate or Unit Certificates, if issued, as follows:

          (A) the Unitholder's pro rata share of the cash balance of the Income Account; and

          (B) on the conditions set forth in Section 3.4 hereof, to all Unitholders, their pro rata share of the balance of the Reserve Account;

          (C) the balance in the Capital Account up to the aggregate of the Unitholder's investment. The Depositor-Sponsor, at its sole discretion, may also distribute all or a portion of any excess balance in the Capital Account to the Unitholders or may distribute said excess to itself as a recovery of the Depositor-Sponsor's capital contributed or paid on behalf of the Trust in accordance with Section 3.6(b)(ii).

     v. within 60 days after the distribution to each Unitholder as provided for in Section 10.2(b)iv furnish to each such Unitholder a final distribution statement, setting forth the data and information in substantially for the form and manner provided for in Section 3.6 hereof.

     (c) The Trustee shall be under no liability with respect to moneys held by it in the Income, Reserve and Capital Accounts of the Trust upon termination except to hold the same in trust without interest until disposed of in accordance with the terms of this Indenture.

     SECTION 10.3 CONSTRUCTION. This Indenture shall be governed by and construed in accordance with the laws of the State of Michigan without regard to its conflict of laws rules.

     SECTION 10.4 WRITTEN NOTICE. Any notice, demand, direction or instruction required to be given hereunder, shall be in writing and shall be duly given if mailed by first class mail with postage prepaid, delivered, or sent via overnight courier at the address listed below:

Depositor-Sponsor:      Genesis Financial Group, Inc.
                        One Oakland Towne Square
                        Suite 1450
                        Southfield, Michigan 48076
                        ATTN: D. James Barton

Trustee:                Citizens First Savings Bank
                        555 Water Street
                        Port Huron, Michigan 48061

Unitholders:            at the address of such holder
                        appearing on the registration
                        books of the Depositor-Sponsor
or at such other address as the parties shall specify in writing.

     SECTION 10.5 SEVERABILITY. If any one or more of the covenants, agreements, provisions or terms of this Indenture shall be held contrary to any express provision of law or contrary to policy of express law, though not expressly prohibited, or against public policy, or shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Indenture and shall in no way affect the validity or enforceability of the other provisions of this Indenture or of the Unit Certificates or the rights of the holders thereof.

     SECTION 10.6 DISSOLUTION OF DEPOSITOR-SPONSOR NOT TO TERMINATE. The dissolution of the Depositor-Sponsor for any cause whatsoever shall not operate to terminate this Indenture or the Trust Fund or terminate as the duties and obligations of the Trustee.

     IN WITNESS WHEREOF, Genesis Financial Group, Inc. and Citizens First Savings Bank, have each caused these Standard Terms and Conditions of Trust to be executed by their duly authorized officers, all as of the day, month and year first written above.

                                              GENESIS FINANCIAL GROUP, INC.,
                                              Depositor-Sponsor

                                              BY:
                                                  -----------------------------
                                                  D. James Barton, President

STATE OF MICHIGAN )
                  )ss.
COUNTY OF OAKLAND )

     I, ______________, a Notary Public in and for the said County and State aforesaid, do hereby certify that D. James Barton, President of Genesis Financial Group, Inc., a Michigan corporation, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.

GIVEN under my hand and notarial seal this _______ day of _________,1999.

                                          --------------------------------
                                          Notary Public

                               CITIZENS FIRST SAVINGS BANK,
                               Trustee

                               By:
                                   -----------------------------------
                               Its:
                                   -----------------------------------

STATE OF _______________)
                        )ss.
COUNTY OF_______________)

     I,_____________ , a Notary Public in and for the said County and State aforesaid, do hereby certify that _______________, Vice President or President of Citizens First Savings Bank, a Michigan corporation, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act as such President.


GIVEN under my hand and notarial seal this__________ day of ______________,1999.

                                              ---------------------------------
                                              Notary Public

SCHEDULE 6.1(F)
    DEFAULTS UNDER LEASE - NONE